UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2026 (June 30, 2026)

Verde Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105

(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

__________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Master Commercialization and Collaboration Agreement with Ergon

On July 1, 2026, Verde Renewables, Inc. (“Verde Renewables”), a wholly owned subsidiary of Verde Resources, Inc. (the “Company”), entered into a Master Commercialization and Collaboration Agreement (the “MCCA”) with Ergon Asphalt & Emulsions, Inc. a Mississippi corporation (“Ergon”), under which Verde Renewables shall act as a supplier of engineered biochar to Ergon on a preferred vendor basis and provide carbon credit monetization and related services to Ergon, and Ergon shall endeavor to use its good faith efforts to develop, manufacture, and market products containing Verde’s engineered biochar (the “Ergon-Verde Products”), with the initial Ergon-Verde Product being a cold mix road paving product (the “Initial Product”). Ergon is the largest supplier of asphalt and pavement preservation products in the United States.

During the term of the MCCA, if Ergon or any of its affiliates desire to utilize biochar in any of Ergon’s products, Ergon shall afford Verde Renewables the first opportunity to supply any such biochar required (in the form of Verde Renewables’ engineered biochar), and the parties will negotiate to establish agreed-upon applicable commercial terms related to such projects or applications to be memorialized in an addendum to the MCCA, or in a direct agreement between Verde Renewables and a customer introduced by Ergon. Commencing in 2027 and for each year during the term of the MCCA thereafter, the parties shall also in good faith discuss whether to establish mutually agreed-upon purchase commitments of Verde Renewables’ biochar product.

Under the MCCA, Verde Renewables shall, at Ergon’s request and in coordination with Ergon, use its commercially reasonable efforts to perform the services described in the MCCA to assist Ergon, which includes the distribution of Verde Renewables’ engineered biochar to Ergon or its customers or otherwise for use in Ergon’s products which utilize biochar, to ensure continuity of biochar supply to support commercialization of Ergon-Verde Products, as well as to provide technical and field support services to facilitate market adoption of Ergon-Verde Products. Verde Renewables is also responsible under the MCCA for the management of carbon removal credits generated by Ergon-Verde Products, including registration, methodology management, verification, registry management, and carbon credit sales. It is anticipated that carbon removal credits shall be generated from: (i) bulk mixing, and (ii) packaged mix of Ergon-Verde Products. Verde Renewables shall provide to Ergon a percentage of the net proceeds of Verde Renewables’ share of the biochar carbon removal credits generated.

Concurrently with the execution of the MCCA, the parties also entered into an addendum to the MCCA to provide for the terms of the first project under the MCCA (“Project #1”), which involves providing engineered biochar for use in the Initial Product. Such addendum sets out non-binding annual target supply volumes of Ergon’s emulsion products for which Verde Renewables will aim to supply its biochar. Verde Renewables and Ergon shall share in the net revenue of any such sales of Verde Renewables’ biochar to Ergon’s customers, or any customers introduced by Ergon, in connection with Project #1. Additionally, Ergon will pay Verde Renewables a cash royalty per gallon of Ergon’s emulsion product sold in connection with Project #1. For any products beyond the Initial Product for which Ergon utilizes Verde Renewables’ biochar, the parties will negotiate in good faith to establish mutually agreed-upon commercial terms related to such additional applications to be memorialized in an addendum or amendment to the MCCA. The Company expects Project #1 to commence immediately and continue over the next several years as the Initial Product is manufactured, tested in pilot programs and commercialized.

The initial term of the MCCA shall be for a period of ten years (the “Initial Term”), and shall automatically renew for a period of five years unless at least six months prior to the expiration of the Initial Term, either party provides notice to the other party that it wishes to terminate this MCCA at expiration of the Initial Term. Either party may also terminate the MCCA at any time upon written notice upon the occurrence of customary events such as breach of the MCCA and upon bankruptcy of a party (subject to notice and cure periods as provided for in the MCCA). Additionally, in the case of termination (except for cause) of either Mr. Jack Wong, the Chief Executive Officer of the Company, or Eric Bava, the Chief Operating Officer of the Company, Ergon shall have the right to terminate the MCCA upon sixty days’ written notice.

The MCCA contains various other customary agreements, warranties, and covenants by the parties, such as intellectual property provisions, standard confidentiality agreements, indemnification provisions, and minimum levels of insurance that each party must maintain at its own cost, for which the other party shall be named as an additional insured under such policies.

The foregoing description of the material terms of the MCCA is not complete and is qualified in its entirety by reference to the full text of the MCCA, a copy of which is filed as Exhibit 10.1 to this Current Report.

Amendment to Supply Agreement with Biochar Solutions

As previously reported, on March 14, 2026, Verde Renewables entered into a Supply Agreement (the “BSL Supply Agreement”) with Biochar Solutions LLC (“BSL”), pursuant to which BSL will manufacture, supply, distribute, and white label engineered biochar for incorporation into Verde’s and its customers’ products. On June 30, 2026, Verde Renewables and BSL entered into a First Amendment to the BSL Supply Agreement (the “First BSL Amendment”). Verde Renewables entered into the First BSL Amendment in part to facilitate Verde Renewables’ provision of engineered biochar to Ergon under the MCCA.

Pursuant to the terms of the First BSL Amendment, Verde Renewables and BSL have agreed that:

1. The initial annual supply of up to 38,500 U.S. tons of biochar to be provided by BSL to Verde Renewables shall subject to increase upon Verde Renewables’ request (subject to good faith discussions and mutual agreement of the parties) based on, among other factors, the requirements of Verde’s customers or commercial collaborators (including, without limitation, Ergon).

2. All biochar supplied to Verde Renewables or its customers or commercial collaborators shall be supplied by BSL on a “white label” basis, meaning utilizing only Verde Renewables’ trademarks, trade names, logos, labels, and other proprietary branding elements.

3. Verde Renewables and BSL will jointly file for U.S. and/or international patent protection for the Designer-Blend Char formulation developed by the parties to optimize the performance of Verde’s BioAsphalt™, with all patent rights to be owned jointly by the parties on an undivided equal partial interest basis.

The foregoing description of the material terms of the First BSL Amendment is not complete and is qualified in its entirety by reference to the full text of the First BSL Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report.

Item 8.01 Other Events

On July 2, 2026, the Company issued a press release announcing the execution of the MCCA. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1*	Master Commercialization and Collaboration Agreement, dated July 1, 2026, by and between Verde Renewables, Inc and Ergon Asphalt & Emulsions, Inc.
10.2	Amendment No. 1 to Supply Agreement, dated June 30, 2026, between Verde Renewables, Inc and Biochar Solutions LLC
99.1	Press Release, dated July 2, 2026, relating to the MCCA.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verde Resources, Inc.

	By:	/s/ Jack Wong
	Name:	Jack Wong
	Title:	Chief Executive Officer

Dated: July 6, 2026